Exhibit No. 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-155418-01 on Form S-3 of our report dated February 28, 2011, relating to the financial statements and financial statement schedule of Florida Power Corporation d/b/a Progress Energy Florida, Inc. (“PEF”) appearing in this Annual Report on Form 10-K of PEF for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 28, 2011